Exhibit 5

[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

December 14, 2004

Terra Industries Inc.

Terra Centre

600 Fourth Street, P.O. Box 6000

Sioux City, Iowa 51102

Re:	Terra Industries Inc., a Maryland corporation (the “Company”) – Registration Statement on Form S-3 pertaining to Twenty-Two Million Five Hundred Thousand (22,500,000) common shares (the “Shares”) of the Company, without par value (“Common Shares”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), pursuant to a registration statement on Form S-3 filed or to be filed with the Securities and Exchange Commission (the “Commission”) on or about October 14, 2004, and any amendment thereto, if any are to be filed with the Commission subsequent to the date hereof (the “Registration Statement”). You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	the corporate charter of the Company (the “Charter”) represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on June 2, 1978, Articles of Amendment filed with the Department on June 16, 1981, Articles of Amendment and Restatement filed with the Department on July 1, 1983, Articles Supplementary filed with the Department on July 27, 1983, Converted Amendment filed with the Department on June 15, 1984, Articles of Amendment filed with the Department on November 26, 1984, Articles Supplementary filed with the Department on June 9, 1987, Articles of Amendment filed with the Department on May 9, 1988, Articles of Amendment and Restatement filed with the Department on September 11, 1989, Articles of Amendment with Name Change filed with the Department on May 5, 1992, Articles Supplementary filed with the Department on October 13, 1994, Articles of Merger of Agricultural

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Terra Industries Inc.

December 14, 2004

Minerals and Chemicals, Inc., a Delaware corporation into the Company filed with the Department on October 20, 1994, Articles of Merger of Huntting Elevator Company, a South Dakota corporation and the Company filed with the Department on June 26, 1997, and Articles Supplementary filed with the Department on October 14, 2004;

(ii)	the Bylaws of the Company, as adopted on June 6, 1978 as amended through October 7, 1991 (the “Bylaws”);

(iii)	Action by Written Consent of the Sole Member of the Board of Directors of the Company dated as of June 6, 1978 (the “Organizational Minutes”);

(iv)	the resolutions adopted by the Board of Directors of the Company, or a committee thereof, on October 26, 2004 which, among other things, ratified issuance of the Shares to Taurus (as defined herein) (together with the Organizational Minutes, the “Directors’ Resolutions”);

(v)	the Registration Statement;

(vi)	the Registration Rights Agreement, dated as of October 6, 2004, among the Company, Taurus Investments S.A. (“Taurus”), a wholly-owned subsidiary of Anglo American plc, a company incorporated under the laws of England and Wales and the other stockholders of the Company named therein (the “Other Stockholders”), whereby the Company agreed to take certain steps to facilitate the sale to the public of certain of the Company’s Common Shares held by Taurus and the Other Stockholders;

(vii)	a certificate of Francis G. Meyer, the Senior Vice President and Chief Financial Officer of the Company, and Mark Kalafut, the Corporate Secretary of the Company, of even date herewith (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate and certifying as to the issuance of the Shares and the receipt of the consideration therefore;

(viii)	a status certificate of the Department, dated December 13, 2004, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland; and

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Terra Industries Inc.

December 14, 2004

(ix)	such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	the Officers’ Certificate and all other certificates submitted to us are true and correct when made and as of the date hereof and without regards to any knowledge qualifiers contained therein;

(d)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all representations, statements, certifications and information contained in the Documents are true, correct and complete without regard to any knowledge qualifier contained therein; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(e)	on or about August 6, 2004, Taurus sold to the Other Stockholders the number of shares set forth opposite the Other Stockholders’ name in the Registration Statement;

(f)	the Registration Rights Agreement constitutes the valid, binding and legal obligation of the parties thereto; and

(g)	the issuance and delivery of the Shares did not constitute a Business Combination with an Interested Stockholder or an Affiliate thereof (all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law).

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Terra Industries Inc.

December 14, 2004

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(2)	The issuance of the Shares has been duly authorized and approved by all necessary corporate action on the part of the Company and the Shares have been issued and delivered in exchange for the consideration therefore and are validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP